Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124558, 333-170248 and 333-195103) and in the Registration Statement on Form S-3 (No. 333-225564) of Eastman Chemical Company of our report dated February 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 22, 2021